UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

303 W. Wall, Suite 1400
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 10, 2011, we entered into an amended and restated five-year $1 billion secured revolving credit facility with BNP Paribas as administrative agent (the “Credit Agreement”).  Borrowings under the Credit Agreement mature on March 10, 2016.  Our obligations under the Credit Agreement are secured by mortgages on over 80% of our oil and gas properties as well as a pledge of all of our ownership interests in our operating subsidiaries.  The amount available for borrowing at any one time is limited to the borrowing base, currently at $500 million, with a $2 million sub-limit for letters of credit. As of March 10, 2011, we have $348 million drawn under the Credit Agreement, leaving $152 million of current availability.

The borrowing base is subject to semi-annual re-determinations on April 1 and October 1 of each year, commencing October 1, 2011.  Additionally, either we or the lenders may, once during each calendar year, elect to re-determine the borrowing base between scheduled re-determinations.  We also have the right, once during each calendar year, to request the re-determination of the borrowing base upon the proposed acquisition of certain oil and gas properties where the purchase price is greater than 10% of the borrowing base.  Any increase in the borrowing base requires the consent of all the lenders and any decrease in or maintenance of the borrowing base must be approved by the lenders holding at least 66-2/3% of the outstanding aggregate principal amounts of the loans or participation interests in letters of credit issued under the Credit Agreement.  If the required lenders do not agree on an increase or decrease, then the borrowing base will be the highest borrowing base acceptable to the lenders holding 66-2/3% of the outstanding aggregate principal amounts of the loans or participation interests in letters of credit issued under the Credit Agreement so long as it does not increase the borrowing base then in effect.  We may at any time issue up to $500 million in aggregate principal amount of senior notes or new debt whose proceeds are used to refinance such senior notes, subject to specified conditions in the Credit Agreement, which include that upon the issuance of such senior notes or new debt, the borrowing base shall be reduced by an amount equal to (i) in the case of the senior notes, 25% of the stated principal amount of the senior notes and (ii) in the case of the new debt, 25% of the portion of the new debt that exceeds the original principal amount of the senior notes.  Outstanding borrowings in excess of the borrowing base must be prepaid, and, if mortgaged properties represent less than 80% of total value of oil and gas properties evaluated in the most recent reserve report, we must pledge other oil and natural gas properties as additional collateral.

We may elect that borrowings be comprised entirely of alternate base rate (ABR) loans or Eurodollar loans. Interest on the loans is determined as follows:

•
with respect to ABR loans, the alternate base rate equals the highest of (i) the prime rate, (ii) the Federal funds effective rate plus 0.50% and (iii) the one-month London interbank rate (LIBOR) plus 1.00%, plus an applicable margin ranging from and including 0.75% and 1.50% per annum, determined by the percentage of the borrowing base then in effect that is drawn, or

•
with respect to any Eurodollar loans, one-, two-, three- or six-month LIBOR plus an applicable margin ranging from and including 1.75% and 2.75% per annum, determined by the percentage of the borrowing base then in effect that is drawn.

We pay a commitment fee equal to 0.50% on the average daily amount of the unused amount of the commitments under the Credit Agreement.

The Credit Agreement contains various covenants that limit our ability to:

•	incur indebtedness;

•	enter into certain leases;

•	grant certain liens;

•	enter into certain swaps;

•	make certain loans, acquisitions, capital expenditures and investments;

•	make distributions other than from available cash;

•	merge, consolidate or allow any material change in the character of our business; or

•	engage in certain asset dispositions, including a sale of all or substantially all of our assets.

The Credit Agreement also contains covenants that, among other things, require us to maintain specified ratios or conditions as follows:

•	total debt to EBITDA of not more than 4.00 to 1.0; and

•
consolidated current assets, including the unused amount of the total commitments, to consolidated current liabilities of not less than 1.0 to 1.0, excluding non-cash assets and liabilities under Statement of Financial Accounting Standards No. 133, which includes the current portion of oil, natural gas and interest rate swaps.

EBITDA is defined as net income (loss) plus (i) interest expense, (ii) expense for income and income based taxes paid or accrued, (iii) depreciation, depletion, amortization, accretion and impairment, including without limitation, impairment of goodwill, and (iv) any non-cash items associated with (a) mark to market accounting related to derivatives or investments, (b) equity compensation and/or (c) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns; less, all non-cash items increasing net income, all on a consolidated basis.

If an event of default exists under the Credit Agreement, the lenders will be able to accelerate the maturity of the credit agreement and exercise other rights and remedies.  Each of the following would be an event of default:

•	failure to pay any principal when due or any reimbursement amount, interest, fees or other amount within certain grace periods;

•	a representation or warranty is proven to be incorrect when made;

•	failure to perform or otherwise comply with the covenants or conditions contained in the credit agreement or other loan documents, subject, in certain instances, to certain grace periods;

•	default by us on the payment of any other indebtedness in excess of $2.0 million, or any event occurs that permits or causes the acceleration of the indebtedness;

•	bankruptcy or insolvency events involving us or any of our subsidiaries;

•	the loan documents cease to be in full force and effect;

•	our failing to create a valid lien, except in limited circumstances;

•
a change of control, which will occur upon (i) the acquisition by any person or group of persons of beneficial ownership of more than 35% of the aggregate ordinary voting power of our equity securities, (ii) the first day on which a majority of the members of the board of directors of our general partner are not continuing directors (which is generally defined to mean members of our board of directors as of March 10, 2011 and persons who are nominated for election or elected to our general partner’s board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination or election), (iii) the direct or indirect sale, transfer or other disposition in one or a series of related transactions of all or substantially all of the properties or assets (including equity interests of subsidiaries) of us and our subsidiaries to any person, (iv) the adoption of a plan related to our liquidation or dissolution or (v) Legacy Reserves GP, LLC’s ceasing to be our sole general partner;

•
the entry of, and failure to pay, one or more adverse judgments in excess of $2.0 million or one or more non- monetary judgments that could reasonably be expected to have a material adverse effect and for which enforcement proceedings are brought or that are not stayed pending appeal; and

•	specified ERISA events relating to our employee benefit plans that could reasonably be expected to result in liabilities in excess of $2.0 million in any year.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement set forth above under Item 1.01 above is incorporated by reference into this Item 2.03. We used the initial borrowings under the Credit Agreement to pay off in full all borrowings outstanding under Legacy Reserves LP’s three-year secured revolving credit facility with BNP Paribas as administrative agent and the lenders thereto, dated as of March 27, 2009, as amended.

Item 8.01  Other Events.

A list of our subsidiaries and each subsidiary’s jurisdiction of formation is filed as Exhibit 21.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 10.1	Second Amended and Restated Credit Agreement dated as of March 10, 2011.
Exhibit 21.1	List of subsidiaries of Legacy Reserves LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy Reserves LP By: Legacy Reserves GP, LLC, its General Partner

Date: March 16, 2011	By:	/s/ Steven H. Pruett
Name: Steven H. Pruett
Title: President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Second Amended and Restated Credit Agreement dated as of March 10, 2011.
Exhibit 21.1	List of subsidiaries of Legacy Reserves LP.